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                                                                Exhibit 99(P)(2)

                      INDEPENDENCE CAPITAL MANAGEMENT, INC.

                                 CODE OF ETHICS

Independence Capital Management, Inc. (the "Adviser") is confident that its Directors, Officers, and other personnel act with integrity and good faith. The Adviser recognizes, however, that personal interests may conflict with the Fund's interests when its Directors, Officers and other personnel:

        o       know about present or future Fund portfolio transactions; or

        o       have the power to influence Fund portfolio transactions; and

        o       engage in securities transactions for their personal account(s).

In the interest of preventing conflicts of interest, and in accordance with Rule 17j-1(b)(1) under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act of 1940, the Adviser has adopted this Code of Ethics to prohibit transactions that create, may create, or may appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures.

1.      ABOUT THIS CODE OF ETHICS

        a.      WHAT DOES THE CODE DO?

                o       The Code sets forth our commitment to ethical standards.

                o The Code sets forth specific prohibitions regarding securities transactions (including the writing of an option to purchase or sell a security).

                o The Code sets forth, in Appendix B, requirements regarding the reporting by access persons of personal securities transactions and the reporting of securities beneficially owned.

        b.      WHO IS COVERED BY THE CODE?

                o       Directors and Officers of the Adviser.

                o       Employees of the Adviser.

        c.      READING THE CODE

                Words appearing in the Code which are underlined are defined in Appendix A. The word "you" refers to persons who are covered by the Code.

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2.      STATEMENT OF GENERAL PRINCIPLES AND COMMITMENT TO ETHICAL CONDUCT

        In recognition of the trust and confidence placed in the Adviser by the Fund, and because the Adviser believes that its operations should benefit the Fund's shareholders, the Adviser has adopted the following general principles.

        a. The interests of Fund shareholders are paramount. Shareholder interests must be placed before your own.

        b. You must accomplish all personal securities transactions in a manner that avoids conflict between your personal interests and those of the Fund and its shareholders.

        c. You must avoid actions or activities that allow (or appear to allow) you or your family to profit or benefit from your position with the Adviser, or that bring into question your independence or judgment.

        d.      You must comply with applicable Federal securities laws.

        e. You must commit to the highest ethical standards of conduct premised on the fundamental principles of openness, integrity, honesty and trust.

        f. You must promptly report any violations or suspected violations of this Code of Ethics to the Chief Compliance Officer.

3.      GENERAL PROHIBITIONS MANDATED BY LAW

        You may not, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Fund:

        a.      Employ any device, scheme or artifice to defraud the Fund;

        b. Make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

        c. Engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

        d.      Engage in any manipulative practice with respect to the Fund.

4.      PROHIBITION AGAINST MARKET TIMING

        Access persons are strictly prohibited from engaging in market timing activities with respect to Fund Shares. Generally, "market timing" is the practice of exploiting inefficiencies in the way mutual funds value their portfolio securities. It often is characterized as a purchase of shares on day one followed by a redemption of shares on

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        day two. While this is true in many cases, a mutual fund can be "timed"
        even if several days, even weeks, pass between a purchase and redemption. This Code contains procedures reasonably designed to prevent access persons from engaging in market timing with respect to Fund Shares. Because Fund Shares are available only through certain variable life and variable annuity products and certain retirement-type plans (such as 401(k) plans), the requirements of this Code pertaining to Fund Shares extend to transactions made through those products and plans. Specifically, access persons are required to obtain prior clearance before they engage in any Transaction Directly or Indirectly Involving the Purchase or Sale of Fund Shares. In addition, such Transactions and holdings of Fund Shares must be reported to the Chief Compliance Officer in accordance with Appendix B to this Code.

        Access persons also are prohibited from engaging in market timing activities with respect to other mutual funds. In addition to facing severe personal penalties, the access person's activities could tarnish the reputation of the Fund, its Adviser and The Penn Mutual Life Insurance Company, the Adviser's parent company. Under such circumstances, appropriate disciplinary action will be taken.

5. PRE-CLEARANCE OF PERSONAL TRANSACTIONS DIRECTLY OR INDIRECTLY INVOLVING THE PURCHASE OR SALE OF FUND SHARES

        a. Access persons shall obtain prior clearance from the Chief Compliance Officer before engaging in any Transaction Directly or Indirectly Involving the Purchase or Sale of Fund Shares. Prior clearance is not required for any such Transaction if:

                i. the Transaction is effected in any account over which the access person has no direct or indirect influence or control;

                ii.     the Transaction is non-volitional; or

                iii. the Transaction is part of or effected pursuant to an automatic investment plan, except that the access person shall request prior clearance for any change in the frequency/amounts of investments made pursuant to such a plan.

        b. In determining whether to grant prior clearance, the Chief Compliance Officer shall determine, to his or her satisfaction, that the Transaction Directly or Indirectly Involving the Purchase or Sale of Fund Shares is not being made for the purpose of "market timing." In making this determination, the Chief Compliance Officer may consider, among other factors:

                i. whether the Transaction is consistent with any stated market timing policy or procedure, including those: (a) adopted by the Fund and disclosed in its prospectus; (b) in the case of a variable insurance product, disclosed in the applicable contract and/or prospectus or other offering document; and

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                        (c) in the case of retirement-type plans, disclosed in
                        plan documents that are required to be delivered to plan participants;

                ii. the access person's history of Transactions Directly or Indirectly Involving the Purchase or Sale of Fund Shares for the three month period immediately preceding the date of the request for prior clearance;

                iii. the types of securities in which the Fund invests and whether that particular Fund is more likely than others to be susceptible to market timing activity (e.g., Funds that invest significant portions of their assets in securities that trade in foreign markets, high yield bonds or small-cap securities);

                iv. whether there has been an event that could call into question the reliability of the prices used by the Fund to value its portfolio securities (e.g., in the case of a Fund investing a significant portion of its assets in securities that trade in foreign markets, a significant increase or decrease in one or more indices that track U.S. securities markets);

                v. the time of day the request for prior clearance is submitted to the Chief Compliance Officer; and

                vi. in the case of requests for prior clearance submitted by investment personnel, whether the Transaction is being made on the basis of the investment personnel's knowledge of the Fund's portfolio holdings or portfolio transactions.

        c. Requests for prior clearance may be made to the Chief Compliance Officer in person, or by telephone or electronic mail. The request shall identify the Fund(s) and the dollar amount of the Transaction. The Chief Compliance Officer shall record the request on a Pre-clearance Request Form, a copy of which is attached as Appendix C.

                The Chief Compliance Officer shall inform the access person whether the prior clearance request was granted or denied. The determination of the Chief Compliance Officer to deny prior clearance shall be conclusive and binding. If prior clearance is granted, it shall remain in effect only for the day on which it was granted. If prior clearance for a Transaction has been denied and the access person continues to desire to engage in that same Transaction, the access person shall submit a request for prior clearance on the following business day (or such other business day of the access person's choosing).

6.      PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS OF INVESTMENT
        PERSONNEL

        a. Investment personnel shall obtain prior clearance from the Chief Compliance Officer before directly or indirectly purchasing or selling any security for an account in which they have (or by reason of such transaction will acquire) beneficial ownership or which they control; except prior clearance is not required

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                for any of the following securities transactions:

                i. Purchase or sale of a security effected in any account over which investment personnel have no direct or indirect influence or control;

                ii.     Purchase or sale of a security which is non-volitional;

                iii. Purchase or sale of a security effected pursuant to an automatic investment plan;

                iv. Purchase of a security effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

                v. Purchase or sale of a security, if the security may not, as a matter of current operating policy, be considered for purchase for a Fund portfolio with respect to which you serve as investment personnel, and the security is not owned in the portfolio.

        b. Requests for pre-clearance may be made to the Chief Compliance Officer in person, or by telephone or electronic mail. The request shall identify the security and state the principal amount or number of shares of the security proposed to be purchased or sold. The Chief Compliance Officer shall record the request on a Pre-clearance Request Form, a copy of which is attached as Appendix C.

        c. The Chief Compliance Officer shall maintain for each portfolio of the Fund a list of all securities that the Adviser has purchased or sold within the last seven calendar days and all securities the Adviser is actively considering for purchase or sale within the next seven calendar days (the "Adviser's Securities List"). If the security for which pre-clearance has been requested (or a related security) is included in the Adviser's Securities List (for the portfolio that the requestor serves as investment personnel), the Chief Compliance Officer shall inform the person requesting pre-clearance that he or she may not purchase or sell the security for a personal account.

                If the security for which pre-clearance has been requested (or related security) is not included in the Adviser's Securities List (for the portfolio that the requestor serves as investment personnel), the Chief Compliance Officer shall contact the portfolio manager of the portfolios of the Fund and ask the portfolio manager to update the Adviser's Securities List. If, after the updating of the Adviser's Securities List, the security for which pre-clearance has been requested (or a related security) is included in the Adviser's Securities List, the Chief Compliance Officer shall inform the person requesting pre-clearance that he or she may not purchase or sell the security for a personal account. If, after the updating of the Adviser's Securities List, the security for which pre-clearance has been requested (or a related security) is not included in the Adviser's Securities List (for the portfolio that the requestor serves as investment personnel), the Chief Compliance

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                Officer shall notify the person requesting pre-clearance that he or she may purchase the security for a personal account.

                The Chief Compliance Officer shall complete a Pre-clearance Request Form with the information specified in the Form. The pre-clearance shall remain in effect for the remainder of the day in which it was granted.

        d. The Chief Compliance Officer and each of the portfolio managers of the Adviser shall be responsible for maintaining the Adviser's Securities List on a current basis. The list shall be updated each business day not later than 9:30 a.m. Eastern Time.

7.      BAN ON SHORT-TERM TRADING BY INVESTMENT PERSONNEL

        Investment personnel may not profit from the purchase and sale, or sale and purchase, of a security within 60 days, except from:

        a. Purchase and sale, or sale and purchase, of a security listed on a national securities exchange or the NASDAQ National Market and average daily trading of which was at least 4,000,000 shares during the past 90 days (or the period of time the security has so traded, if shorter);

        b. Purchase and sale, or sale and purchase, of a security effected in any account over which the investment personnel has no direct or indirect influence or control;

        c. Purchase and sale, or sale and purchase, of a security which is non-volitional; and

        d. Purchase and sale, or sale and purchase, of a security, if the security may not, as a matter of current operating policy, be considered for purchase for a Fund portfolio with respect to which you serve as investment personnel, and the security is not owned in the portfolio.

8. BAN ON PURCHASES BY INVESTMENT PERSONNEL OF SECURITIES OFFERED IN INITIAL PUBLIC OFFERING OR LIMITED OFFERING

        Investment personnel may not acquire any security as a part of an initial public offering or a limited offering.

9. PRIOR APPROVAL OF AN ACCESS PERSON'S PURCHASES OF SECURITIES OFFERED IN INITIAL PUBLIC OFFERING OR LIMITED OFFERING

        a. Access persons who are not also investment personnel must obtain prior clearance from the Chief Compliance Officer before directly or indirectly purchasing any security offered as a part of an initial public offering or a limited offering for an account in which they have (or by reason of such transaction will acquire) any beneficial ownership or which they control. The Chief Compliance Officer shall not pre-clear the proposed purchase of such security if, among other factors, the investment opportunity should be reserved for the Fund or if the opportunity is

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                being offered to the individual by virtue of his or her position with the Adviser or any affiliate of the Adviser. Access persons who receive pre-clearance to purchase such security must agree to disclose the investment when they play a part in any subsequent consideration by the Adviser of an investment in the issuer of the security for the Fund. Information disclosed in connection with subsequent consideration of an investment in the issuer of the security shall be independently reviewed by access persons with no personal interest in the issuer.

        b. Requests for pre-clearance may be made to the Chief Compliance Officer in person, or by telephone or electronic mail. The request shall identify the security being offered in the initial public offering or limited offering and state the principal amount or number of shares of the security proposed to be purchased or sold. The Chief Compliance Officer shall record the request on a Pre-clearance Request Form, a copy of which is attached as Appendix C.

10.     BAN ON SHORT SALES

        Investment personnel may not sell short any security which is owned by a Fund with respect to which you serve as investment personnel, except that short sales may be made "against the box" for tax purposes. A short sale "against the box" is one in which the seller owns an amount of securities equivalent to the number he or she sells short.

11.     LIMITS ON ACCEPTING OR RECEIVING GIFTS

        You may not accept or receive any gift of more than de minimis value from any person or entity in connection with the Fund's entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Fund.

12.     RESTRICTION ON PURCHASE OR SALE OF SECURITIES BY ACCESS PERSON

        Access persons may not knowingly purchase or sell, directly or indirectly, any security in which they have (or by reason of such transaction will acquire) any beneficial ownership on the same day the same (or a related) security is being purchased or sold for any Fund portfolio, except a security may be purchased or sold in the following circumstances:

        a. Purchase or sale of a security effected in any account over which the access person has no direct or indirect influence or control;

        b.      Purchase or sale of a security which is non-volitional;

        c. Purchase or sale of a security effected pursuant to an automatic investment plan; and

        d. Purchase of a security effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

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13.     REVIEW AND ENFORCEMENT OF THIS CODE OF ETHICS

        a.      DUTIES AND RESPONSIBILITIES OF THE CHIEF COMPLIANCE OFFICER

                i. The Chief Compliance Officer will create, maintain and administer the Adviser's Securities List in accordance with Section 6 of the Code. Every effort will be made to obtain the information required for making a pre-clearance decision as soon as reasonably possible. Once the required information is obtained, the Chief Compliance Officer will make the pre-clearance decision and immediately notify the person requesting pre-clearance.

                ii. As soon as practicable after each calendar quarter, the Chief Compliance Officer will compare all personal securities transactions reported by investment personnel with the Pre-clearance Request Forms executed during the quarter and with the transactions of the relevant Fund portfolio executed during the quarter and during the 10 days before and after the quarter. If the Chief Compliance Officer determines that a person has violated the Code, the Chief Compliance Officer will, as soon as practicable, obtain a statement from the person and provide the President of the Adviser with all relevant information regarding the violation.

                iii. As soon as practicable after each calendar quarter, the Chief Compliance Officer will prepare a list of all purchases and sales of securities by access persons that are made within 15 days before or after the same (or related) securities are purchased or sold by portfolios of the Fund (the "Monitoring List") during the quarter. The Monitoring List will show the date of the transaction, the name of the security, type of transaction (purchase, sale, other) and the number of shares and price per share, or dollar amount, of the security, for each access person and each Fund portfolio. With respect to the purchase or sale of a security by investment personnel that occurred within seven calendar days of the purchase or sale of the same (or related) security by a Fund portfolio (with respect to which the person serves as investment personnel), the Chief Compliance Officer will include in the monitoring List the reason(s) provided by the portfolio manager as to why the security was not on the Adviser's Securities List at the time of the transaction by the investment personnel. The Chief Compliance Officer will provide the Monitoring List to the Board of Directors of the Adviser for general informational purposes.

                iv. The Chief Compliance Officer will report his or her personal securities transactions on a quarterly basis to the alternate compliance administrator appointed by the Board of Directors of the Adviser.

        b.      SANCTIONS

                The President will impose upon each person who violates the Code such sanctions that the President deems appropriate. The Chief Compliance Officer will report the violation and the sanction imposed to the Fund's Board of Directors at the

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                next regularly scheduled board meeting unless, in the sole discretion of the President, circumstances warrant an earlier report.

14.     INTERRELATIONSHIP WITH THE ADVISER'S AND THE FUND'S CODES OF ETHICS

        a.      GENERAL PRINCIPLE

                A person who is both an Officer and/or Director of the Fund, and an Officer, Director and/or employee of the Adviser, is required to --

                i. obtain prior clearance for Transactions Directly or Indirectly Involving the Purchase or Sale of Fund Shares; and

                ii.     report securities transactions and holdings--

                only under this Code.

        b.      DOCUMENTS AND INFORMATION PROVIDED BY THE ADVISER TO THE FUND

                The Chief Compliance Officer shall:

                i. Submit to the Board of Directors of the Fund a copy of this Code;

                ii. Report to the Fund in writing any material amendments to this Code promptly, but in no event later than six months after the adoption of such amendment;

                iii. Immediately furnish to the Fund, without request, information regarding any material violation of this Code by any person;

                iv. No less frequently than annually furnish to the Fund's Board of Directors a written report that (a) describes any issues arising under this Code since the last report to the Board, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations and (b) certifies that the Adviser has adopted procedures reasonably necessary to prevent access persons from violating the Code; and

                v. Promptly furnish to the Fund, upon request, copies of any reports made under this Code in reliance on
                        Section 14(a) above.

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15.     RECORDKEEPING

        The Adviser will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the Investment Company Act of 1940, Rule 204-2(e) under the Investment Advisers Act of 1940 and the following requirements. They will be available for examination by representatives of the United States Securities and Exchange Commission.

        a. A copy of this Code and any other code of ethics which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

        b. A list of all persons who are, or within the past five years have been, required to submit reports under this Code will be maintained in an easily accessible place.

        c. A copy of each report made by each access person under this Code (i.e., initial and annual holdings reports and quarterly transaction reports) or, with respect to a quarterly transaction report, the information provided in lieu of such report, will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

        d. A copy of each Pre-clearance Request Form completed by the Chief Compliance Officer will be preserved for a period of not less than five years from the end of the fiscal year in which it was made the first two years, in an easily accessible place.

        e. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred, the first two years in an easily accessible place.

        f. A copy of each annual report to the Board will be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

        g. A record of any decision, and the reasons supporting the decision, to approve the acquisition by an access person of securities in an initial public offering or in a limited offering for at least five years after the end of the fiscal year in which the approval is granted.

        h. A record of all Acknowledgement and Disclosure Statements provided to the Chief Compliance Officer pursuant to Section 3 of Appendix B for each person who is currently, or within the past five years was, an access person.

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16.     MISCELLANEOUS

        a.      CONFIDENTIALITY

                All personal securities transactions reports and any other information filed under this Code will be treated as confidential.

        b.      INTERPRETATION OF PROVISIONS

                The Chief Compliance Officer may from time to time adopt such interpretations of this Code as he or she deems reasonable and appropriate, consistent with all applicable laws and regulations.

        c.      PERIODIC REVIEW AND REPORTING

                The Chief Compliance Officer will report to the Board of Directors of the Adviser periodically as to the operation of this Code and will address in any such report the need (if any) for further changes or modifications to this Code.

Adopted:  June 28, 2001

Amended:  August 8, 2002, March 15, 2004 and January 31, 2005

ICMICode0105.doc

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                                   APPENDIX A

                                   DEFINITIONS

Access person includes (i) all Directors and Officers (or other persons occupying a similar status or performing similar functions) of the Adviser or the Fund; (ii) all Investment Personnel; (iii) any employee of the Adviser or the Fund (or of any company in a control relationship to the Adviser or the Fund) who (a) has access to nonpublic information regarding the purchase or sale of securities by the Fund, or nonpublic information regarding the portfolio holdings of the Fund; (b) is involved in making securities recommendations to the Fund, or who has access to such recommendations that are nonpublic; or (c) in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of securities by the Fund, and (iv) any natural person in a control relationship to the Adviser or the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of securities by the Fund.

Automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934. You should generally consider yourself the "beneficial owner" of any securities (including Fund Shares) in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities (including Fund Shares) held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Chief Compliance Officer is the person that is appointed by the Board of Directors of the Adviser to serve as compliance administrator of this Code of Ethics and such other person or persons appointed by the Board to serve as an alternate compliance administrator of this Code of Ethics in the absence of the regular Chief Compliance Officer or when necessary to assure independence in compliance administration.

Control means the same as it does in Section 2(a)(9) of the 1940 Act.
Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. This presumption may be countered by the facts and circumstances of a given situation.

Employee of an entity is any person who is employed by the entity as an employee or who regularly performs services for the entity as a loaned employee provided by another entity.

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Federal securities laws means the Securities Act of 1933, the Securities
Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

Fund means: (i) Penn Series Funds, Inc.; or (ii) each separate series of Penn Series Funds, Inc.; or (iii) any other open-end management investment company (or series thereof) advised by the Adviser or any person in a control relationship with the Adviser.

Fund Shares means the securities issued by a Fund.

High quality short-term debt instrument includes any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a nationally recognized statistical rating organization, or which is unrated but is of comparable quality.

Initial public offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment personnel is (i) any employee of the Adviser or the Fund (or of any company in a control relationship to the Adviser or the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; or
(ii) any natural person who controls the Adviser or the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

Security or securities means the same as they do under Section 2(a)(36) of the 1940 Act, except that they do not include securities issued by the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares of unit investment trusts that are invested exclusively in one or more registered open-end mutual funds, none of which are a Fund. In addition, shares issued by registered open-end mutual funds are excluded from the definition of the term "security" except that Fund Shares are deemed to be securities for purposes of Sections 1 through 5 of and Appendix B to this Code.

A security held or to be acquired by the Fund means any security which, within the most recent 15 days, (i) is or has been held by the Fund, or (ii) is being or has been considered by the Adviser for purchase by the Fund.

A security is being purchased or sold by the Fund from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Fund until the program has been fully completed or terminated.

Transactions Directly or Indirectly Involving the Purchase or Sale of Fund Shares include: (i) transactions in variable annuity contracts or variable life insurance policies for which a Fund serves as an investment option; and (ii) transactions in retirement and other benefit type plans (such as 401(k) plans) for which a Fund serves as an investment option. In certain places in this Code, where the context allows, the term "Transaction" may be used instead of the term "Transaction Directly or Indirectly Involving the Purchase or Sale of Fund Shares."

                                   APPENDIX B

REPORTS REGARDING BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITIES TRANSACTIONS
                AND ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS

1.      INITIAL AND ANNUAL HOLDINGS REPORTS OF BENEFICIAL OWNERSHIP OF
        SECURITIES

        a. If you are an access person, you must provide the Chief Compliance Officer with a complete listing of all securities (including Fund Shares) you directly or indirectly beneficially own as of December 31 of each year. You must submit your initial report within 10 days of the date you first become an access person, and you must submit annual reports thereafter no later than 45 days after the end of each calendar year. The information included in the initial holdings report must be current as of a date no more than 45 days prior to the date you became an access person. A form of Report Regarding Securities Beneficially Owned is included in this Appendix B.

        b. You are not required to report your holdings under the Fund's Code of Ethics if you are required to report your holdings under this Code (See Section 14(a)).

2.      TRANSACTION REPORTS

        a.      QUARTERLY REPORTS:

                i. On a quarterly basis, you must report transactions in securities and the name and address of any broker, dealer or bank with whom you maintain any account and in which securities are held for your direct or indirect benefit. You must submit your report to the Chief Compliance Officer no later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A form of Quarterly Personal Securities Transactions Report is included in this Appendix B.

                ii. If you had no reportable transactions during the quarter, you are still required to submit a report. Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

                iii. You are not required to report your transactions under the Fund's Code of Ethics if you are required to report your transactions under this Code (See Section 14(a)).

        b.      WHAT SECURITIES ARE COVERED UNDER YOUR QUARTERLY REPORTING
                OBLIGATION?

                You must report all transactions in a security in which you acquire direct or indirect beneficial ownership. This reporting obligation includes Transactions Directly or Indirectly Involving the Purchase or Sale of Fund Shares.

        c.      WHAT SECURITIES TRANSACTIONS MAY BE EXCLUDED FROM YOUR REPORT?

                You are not required to detail or list the following securities or transactions on your report:

                i. Purchases or sales effected for any account over which you have no direct or indirect influence or control.

                ii. Purchase or sale of a security effected pursuant to an automatic investment plan.

                iii. Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

                iv. Purchases or sales which are non-volitional on the part of a person, including purchase or sales upon exercise of puts and calls written by the person and sales from a margin account to a bona fide margin call.

                You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.

3.      DISTRIBUTION OF CODE OF ETHICS AND ACKNOWLEDGMENT

        The Code of Ethics, including any amendments, shall be distributed to access persons by the Chief Compliance Officer. Access persons shall sign an Acknowledgement and Disclosure Statement, a copy of which is located in Appendix B, and return it to the Chief Compliance Officer.

                 REPORT REGARDING SECURITIES BENEFICIALLY OWNED

Name of Reporting Person:______________________________________

Date:_______________________________________

                                                                                                       Name of Broker, Dealer or
                                                               Ticker Symbol/      No. of Shares/      Bank with Whom Account is
 Name of Issuer     Title of Security     Type of Security      CUSIP Number      Principal Amount           Maintained
----------------   -------------------   ------------------   ----------------   ------------------   ---------------------------







If you do not beneficially own any securities, please check here. [ ]

If you disclaim beneficial ownership of one or more securities reported above, please describe below and identify the securities.

________________________________________________________________________________

________________________________________________________________________________



---------------------------                                      ---------------
       Signature                                                       Date

                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person:_________________________________________

Calendar Quarter Ended: __________________________________________

                                                        No. of Shares,
                             Title of Security and     Principal Amount,
 Name of       Date of         Ticker Symbol or        Interest Rate and       Type of                 Name of Broker, Dealer or
  Issuer     Transaction        CUSIP Number            Maturity Date        Transaction     Price     Bank Effecting Transaction
---------   -------------   -----------------------   -------------------   -------------   -------   ----------------------------






If you had no reportable transactions during the quarter, please check here. [ ]

If you disclaim beneficial ownership of one or more securities reported above, please describe below and identify the securities.

_______________________________________________________________________________

_______________________________________________________________________________

Name and address of the broker, dealer and/or bank with whom you maintain an account and in which securities are held for your direct or indirect benefit.

_______________________________________________________________________________

_______________________________________________________________________________



---------------------------                                      ---------------
       Signature                                                       Date

                      INDEPENDENCE CAPITAL MANAGEMENT, INC

                                 CODE OF ETHICS

                    ACKNOWLEDGEMENT AND DISCLOSURE STATEMENT

Please complete, date, sign and return this acknowledgement and disclosure statement to the Chief Compliance Officer of Independence Capital Management, Inc.

1.      I acknowledge receipt of the Code of Ethics, as amended.

2. I have read and understand the Code of Ethics and agree to comply with its terms.

3. I understand that a violation of the Code of Ethics may be considered ground for termination of my employment or other disciplinary actions by Independence Capital Management, Inc. and that a violation may also lead to regulatory sanctions or civil or criminal liability.



                                                        -----------------------
                                                               Signature



                                                        ------------------------
                                                           Type or Print Name



                                                        ------------------------
                                                                 Title



                                                        ------------------------
                                                                  Date

                                   APPENDIX C

                      INDEPENDENCE CAPITAL MANAGEMENT, INC.

                           PRE-CLEARANCE REQUEST FORM

Name of Person Requesting Pre-clearance: _______________________________________

Name(s) of Account(s)
for Which Pre-clearance is Requested: __________________________________________

Name of Issuer of Security:_____________________________________________________

Title (Description) of Security:________________________________________________

Number of Shares or Principal Amount:___________________________________________

Is Security on Adviser's Securities List?:      Yes ______      No ______

Names of Portfolio Managers Consulted to
Update Adviser's Securities List:

________________________________________________________________________________

________________________________________________________________________________

Date and Time of Adviser's Securities List
Update by Portfolio Manager:                    Date: ________  Time:___________

Pre-clearance Granted:_______________________   Pre-clearance Denied:___________


                                                --------------------------------
                                                         Barbara S. Wood
                                                    Chief Compliance Officer

Date:  ______________________

                                       C-1